UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2011

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The following information and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

On November 4, 2011 AMAG Pharmaceuticals, Inc., or the Company, issued a press release regarding its operating results and revenues for the quarter ended September 30, 2011 and its intention to hold a conference call to discuss the contents of the press release. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On November 4, 2011, the Company announced a broad restructuring plan to align operating expenses with near-term revenue projections for Feraheme® (ferumoxytol) Injection for Intravenous (IV) use. The plan, including an approximate 25% reduction in positions, is expected to decrease the Company’s operating expenses, excluding cost of goods sold, or COGS, by $20 - $25 million in 2012 as compared to 2011. In addition, the planned completion of the Company’s phase III clinical program for a broad iron deficiency anemia indication is expected to further reduce operating expenses by approximately $20 million in 2012. As a result of these two actions, the Company’s estimated operating expenses, excluding COGS, in 2012 are expected to be $90 - $100 million, of which $50 - $55 million are expected to be selling, general and administrative expenses. The Company expects to end 2012 with $215 - $225 million in cash, cash equivalents and investments, including $33 million in milestone payments related to the expected approval and launch of Feraheme in the EU and Canada.  The Company expects to incur approximately $3.2 million in charges associated with the restructuring, the majority of which are expected to be recognized during the fourth quarter of 2011.  A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Existing Employment Agreements.

On November 3, 2011, the Company entered into an amendment to the existing employment agreement, or the Employment Agreement Amendment, with Brian J.G. Pereira, MD, President and Chief Executive Officer.  The Company intends to enter into identical amendments with each of its other named executive officers, including Frank E. Thomas, Executive Vice President and Chief Financial Officer, Lee F. Allen, M.D., Ph.D., Chief Medical Officer and Executive Vice President of Clinical Development, and Gary Zieziula, Executive Vice President and Chief Commercial Officer.

The purpose of the Employment Agreement Amendment is to ensure technical compliance of the employment agreements with Section 409A of the Internal Revenue Code of 1986, as amended, with respect to the timing of releases in connection with any separation of service.

The other provisions of the employment agreements for the Company’s named executive officers remain unchanged from the agreements previously described in and filed with the Company’s Securities and Exchange Commission filings.

A copy of the form of Employment Agreement Amendment is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Departure of Certain Named Executive Officers.

On November 4, 2011, the Company announced that the employment of each of Brian J.G. Pereira, M.D., President and Chief Executive Officer, and Gary Zieziula, Executive Vice President and Chief Commercial Officer, has terminated, effective as of November 4, 2011.  Dr. Pereira has also resigned from the Company’s Board of Directors effective as of November 4, 2011.

In connection with Dr. Pereira’s departure, the Company entered into a Separation and Consulting Agreement, or the Separation Agreement.  Pursuant to the Separation Agreement, and consistent with the terms of his prior employment agreement with the Company. Dr. Pereira will receive two times his current base salary, payable over a period of two years in equal monthly installments. In addition, Dr. Pereira will be eligible for consideration for a 2011 performance bonus based on the Board of Directors’ final scoring of the Company’s 2011 performance goals after the end of the year.

Dr. Pereira has also agreed to provide certain consulting services until June 30, 2012, which may be extended in the event the Company enters into a definitive agreement with respect to a transaction that would constitute a change in control (as defined in the Separation Agreement) during the consulting period.  In consideration for such services, Dr. Pereira will receive compensation equal to his current base salary rate of $52,500 per month.  Dr. Pereira’s outstanding equity awards will continue to vest under their current vesting schedules through his provision of consulting services to the Company.

Under the Separation Agreement, if a change in control occurs while Dr. Pereira is providing consulting services to the Company, all of Dr. Pereira’s outstanding unvested equity awards will become automatically vested in full, provided that any performance related conditions in such equity awards will remain in effect and unmodified. Additionally, upon such an event, Dr. Pereira will be entitled to a bonus equal to two times his 2011 target performance bonus amount, or $945,000, in total.

A copy of the Separation Agreement is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Pursuant to the terms of Mr. Zieziula’s existing employment agreement with the Company, in connection Mr. Zieziula’s departure, he will receive $385,000 as severance, which is equal to his current base salary, payable over one year in equal monthly installments.

Appointment of Interim Chief Executive Officer

On November 4, 2011, the Company’s Board of Directors appointed Frank E. Thomas, age 41, currently the Company’s Executive Vice President and Chief Financial Officer, to serve as the Company’s Chief Operating Officer and interim President and Chief Executive Officer until the Company has appointed a permanent successor. Mr. Thomas’ appointment as Chief Operating Officer, interim President and interim Chief Executive Officer will be effective as of Dr. Pereira’s resignation date. Mr. Thomas joined the Company in August 2011 as Executive Vice President and Chief Financial Officer. In his current position, Mr. Thomas is primarily responsible for Company’s finance, accounting, treasury and corporate communications functions.

Prior to joining the Company, Mr. Thomas served as Senior Vice President, Chief Operating Officer and Chief Financial Officer for Molecular Biometrics, Inc., or Molecular Biometrics, from 2008 until 2011. Prior to Molecular Biometrics, Mr. Thomas spent four years at Critical Therapeutics, Inc., or Critical Therapeutics, from 2004 until 2008, where he was promoted to President and Chief Executive Officer from the position of Senior Vice President and Chief Financial Officer. Mr. Thomas also served on the Board of Directors of Critical Therapeutics from 2006 to 2008. Prior to 2004, Mr. Thomas was the Chief Financial Officer and Vice President of Finance and Investor Relations at Esperion Therapeutics, Inc. Since 2007, Mr. Thomas has been a member of the Board of Directors of the Massachusetts Biotechnology Council. Mr. Thomas holds a B.B.A. in Business Administration from The University of Michigan, Ann Arbor.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby furnishes and/or files the following exhibits:

10.1	Form of Employment Agreement Amendment between the Company and each named executive officer. (filed herewith)
10.2	Separation and Consulting Agreement dated as of November 4, 2011 between the Company and Brian J.G. Pereira, M.D. (filed herewith)
99.1	Press Release dated November 4, 2011. (furnished herewith)
99.2	Copy of Company presentation slides dated November 4, 2011. (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice
President of Legal Affairs

Date: November 4, 2011

Exhibit Index

10.1	Form of Employment Agreement Amendment between the Company and each named executive officer. (filed herewith)
10.2	Separation and Consulting Agreement dated as of November 4, 2011 between the Company and Brian J.G. Pereira, M.D. (filed herewith)
99.1	Press Release dated November 4, 2011. (furnished herewith)
99.2	Copy of Company presentation slides dated November 4, 2011. (furnished herewith)